Exhibit 99.1

PRESS RELEASE
Investor Contact: Leslie Arena
larena@themeetgroup.com / 267.714.6418
Media Contact: Brandyn Bissinger
bbissinger@themeetgroup.com / 267.446.7010

The Meet Group Brings Live Video to Germany
Annualized Video Revenue Run Rate Now Tops $35 Million

New Hope, Pa. July 18, 2018 - The Meet Group, Inc. (NASDAQ:MEET), a public market leader in the mobile meeting space, announced the roll out of live video in Germany on LOVOO, one of the largest German-speaking dating apps by downloads, and provided an update to its livestreaming video revenue run rate.

“We are excited to launch LOVOO Live in Germany,” said Geoff Cook, Chief Executive Officer of The Meet Group. “LOVOO is our largest app by daily active users, and Germany is by far its largest country. With LOVOO Live now rolling out in Germany, we have completed the rollout of live video on all of our major apps. Now, we are focused on a deep product pipeline that we believe will continue to grow our livestreaming audience and monetization.”

“Our livestreaming video revenue continues to grow,” said Cook. “Our annualized video revenue run rate now exceeds $35 million based on June’s results, up 20% in two months. With our 1-on-1 livestreaming feature, Quick, planned for launch later this summer, and with LOVOO and Tagged, which we believe are still very early in their monetization trajectory, we are focused on rapidly expanding our livestreaming business.”

“The early monetization data coming from LOVOO in other markets has been good,” continued Cook. “In recent weeks, we’ve doubled the number of gifts per gifter. What’s more, LOVOO not only has the highest share of gifters at launch of any app in our portfolio, it is already on par with our highest performing app, MeetMe, on that important metric, with approximately 3% of viewers sending gifts. We believe livestreaming enables dating apps to expand into social entertainment platforms and that we are well positioned to benefit from this global trend.”

About The Meet Group
The Meet Group (NASDAQ: MEET) is a portfolio of mobile social entertainment apps designed to meet the universal need for human connection. We leverage a powerful livestreaming video platform, empowering our global community to forge meaningful connections. Our primary apps, MeetMe©, LOVOO©, Skout©, and Tagged©, entertain millions of mobile daily active users, generating untold numbers of casual chats, friendships, dates, and marriages. Our apps, available on iPhone, iPad, and Android in multiple languages, combine product innovation with sophisticated data science to both entertain and connect our audience. The Meet Group has a diversified revenue mix consisting of in-app purchases, subscription, and advertising, and we have offices in New Hope, Philadelphia, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether we will successfully execute on our product pipeline and if so whether it will continue to grow our livestreaming audience and monetization, whether our livestreaming video revenue will continue to grow, whether our annualized video revenue run rate will continue to exceed $35 million, whether we will launch our 1-on-1 livestreaming feature later this summer, whether LOVOO and Tagged are still very early in their monetization trajectory, whether we will expand our livestreaming business, whether the number of gifts per gifter will continue to grow, and whether livestreaming will enable our dating apps to expand into social entertainment platforms, and whether we are well positioned to benefit from that global trend. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.